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                                                                    Exhibit 23.4


                     [Letterhead of PricewaterhouseCoopers]


                       CONSENT OF INDEPENDENT TAX ADVISORS



We consent to the reference to our firm under the headings "Experts" and "Taxation-Netherlands Antilles Taxation" in the Registration Statement of Statia Terminals Group N.V. on Form S-1 and related prospectus pertaining to the offer and issue of Common Shares.



                                            PRICEWATERHOUSECOOPERS
                                            Tax Lawyers and Tax Consultants



                                            /s/ Steve R. Vanenburg
                                            -----------------------------------
                                            Steve R. Vanenburg J.L.M.
                                            Partner


Netherlands Antilles
April 19, 1999